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                                                                    EXHIBIT 10.2




                              EMPLOYMENT AGREEMENT


     AGREEMENT made as of October 1, 1997, between TransWestern Publishing Company, L.P., a Delaware limited partnership (the "Partnership"), TransWestern Communications Company, Inc., general partner of the Partnership ("TCC"), and Ricardo Puente ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Partnership shall employ Executive, and Executive accepts employment with the Partnership, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer ("CEO") of the Partnership and of TCC and shall have the normal duties, responsibilities and authority of the President and CEO, subject to the ultimate authority of the Board of Directors of TCC (the "Board").

     (b) Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Partnership and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c) For purposes of this Agreement, "Subsidiary" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Partnership, directly or through one or more Subsidiaries.

     3. Compensation.

     (a) Base Salary. As compensation for Executive's services during Executive's employment hereunder, the Partnership will pay Executive, so long as Executive's employment hereunder continues, annual base salary of $199,519 through April 30, 1998 and, effective May 1, 1998, a base salary of $235,000, and on each anniversary thereafter such base salary will be increased by a percentage which corresponds with the increase in the Consumer Price Index for such year as determined by the Board. The amount of such salary as adjusted in any year is referred to


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herein as  the "Base Salary."  The Base Salary will be payable in installments at such regular intervals as the Partnership at the time is using for the payment of salaries.

     (b) Bonus. Each year Executive will be entitled to receive a bonus of up to 100% of the Base Salary based on achievement of the applicable Target EBITDA (as defined in Section 4(c) below) or such lesser EBITDA Target as approved by the Board, in a manner consistent with past practice. As used herein, EBITDA means, for any period, the net income of the Partnership for any such period plus the amount deducted (or in the case of extraordinary gains, minus any amount added) in the computation thereof for (i) all federal, state and local income taxes, (ii) interest expense, (iii) any extraordinary gains or losses,
(iv) depreciation and (v) amortization of goodwill and other intangibles determined in accordance with generally accepted accounting principles consistently applied. For purposes of this Agreement, EBITDA will be determined, after deducting annual bonuses paid or payable with respect to such periods, from the audited financial statements of the Partnership and the components of EBITDA contained in the financial statements will be conclusive and binding upon the parties.

     (c) Insurance and Fringe Benefits. During the Employment Period, Executive shall be entitled to receive insurance benefits and fringe benefits that are substantially similar to those provided to Executive by the Partnership as of the date hereof, including participation in the Partnership's long-term disability program, and shall be entitled to participate in all of the Partnership's employee benefit programs for which senior executive employees of the Partnership are generally eligible. In addition, during the Employment Period, the Partnership shall continue to provide Executive with a life insurance policy in the face amount of $2,000,000 on terms and conditions (including price) similar to those in effect with respect to the policy as in effect as of the date hereof and a car allowance not to exceed $1,200.

     (d) Equity Participation Plan. Executive will have the opportunity to purchase equity of the Partnership on the date hereof, subject to a vesting period as provided in the Executive's Executive Agreement.

     4. Term.

     (a) Unless renewed by the mutual agreement of the Partnership and Executive, the Employment Period shall end on the fifth anniversary of the date of this Agreement; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Partnership at any time prior to such date for Cause (as defined below) or without Cause.

     (b) If immediately after the fifth anniversary of the date of this Agreement Executive ceases to be employed by the Partnership due to (i) the Partnership's failure to renew Executive's employment without Cause or (ii) Executive's refusal to renew his employment with Good Reason, Executive shall be entitled to receive his Base Salary (as in effect on such fifth anniversary) payable on the Company's regular payroll dates for a period of one year after such termination, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof.


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     (c) If the Employment Period is terminated by the Partnership without
Cause or by Executive with Good Reason or due to Executive's death or permanent disability or incapacity prior to the fifth anniversary of the date of this Agreement, Executive or his estate, as the case may be, shall be entitled to receive his Base Salary (as in effect on the date of such termination) payable on the Partnership's regular payroll dates for a period of one year after such termination, so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof. For purposes of this Agreement, "Good Reason" shall mean
(i) a reduction in Executive's Base Salary by more than 20% of the Base Salary,
(ii) any reduction in Executive's Base Salary (in effect immediately prior to such reduction) if in the fiscal year prior to such reduction the EBITDA for such prior fiscal year was equal to or greater than 80% of the Target EBITDA for such prior year, (iii) any wilful action by the Partnership that is intentionally inconsistent with the terms of this Agreement or Executive's Executive Agreement, dated as of the date hereof, between Executive and the Partnership or (iv) any material reduction by the General Partner or the Partnership in the powers, duties or responsibilities of which Executive was entitled to exercise as of the date of this Agreement (except for such reduction which is the result of Executive's termination for Cause). The "Target EBITDA" as of the end of each fiscal year shall be the amount set forth opposite such year end below:


       Fiscal Year End                    Target EBITDA
       ---------------                    -------------

        1998                              $31.0 million
        1999                               35.5 million
        2000                               42.0 million
        2001                               50.1 million
        2002                               59.3 million


it being understood that the foregoing calculation of the Target EBITDA assumes that the Partnership's fiscal year ends on April 30. In the event that the Partnership's fiscal year is changed, the foregoing calculation of the Target EBITDA may be adjusted by the Board to reflect the impact of such change.

     (d) If the Employment Period is terminated for any other reason, including voluntary resignation or termination by the Partnership for Cause, Executive shall only be entitled to receive his Base Salary through the date of termination.

     (e) All of Executive's rights to fringe benefits will continue for a period of one year after termination, provided such termination is without Cause by the Partnership or with Good Reason by Executive. Bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

     (f) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Partnership or any of its Subsidiaries, (ii) conduct tending to bring the Partnership or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board,


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(iv) gross negligence or willful misconduct with respect to the Partnership or any of its Subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive.

     5. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Partnership concerning the business or affairs of the Partnership or any Subsidiary ("Confidential Information") are the property of the Partnership or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or required by law to be disclosed. Executive shall deliver to the Partnership at the termination of the Employment Period, or at any other time the Partnership may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined in Section 6 hereof) or the business of the Partnership or any Subsidiary which he may then possess or have under his control.

     6. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Partnership's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Partnership or any Subsidiary ("Work Product") belong to the Partnership or such Subsidiary. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. Non-Compete, Non-Solicitation.

     (a) Executive acknowledges that in the course of his employment with the Partnership he will become familiar with the Partnership's trade secrets and with other confidential information concerning the Partnership and its predecessors and that his services have been and will be of special, unique and extraordinary value to the Partnership. Therefore, Executive agrees that, during the Employment Period and (i) for three years thereafter in the case of a termination of Executive's employment by the Partnership with Cause or by Executive without Good Reason and (ii) for two years thereafter in all other cases (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any yellow page directory publishing business or any business competing for the same customers as the businesses of the Partnership or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment within any geographical area in which the Partnership or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from (i) being a passive owner of not more than 5% of the outstanding stock of any class of any corporation, so long as Executive has no active participation in the business of such corporation or
(ii) becoming employed by a competitor; provided that


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Executive is not directly or indirectly responsible for, or does not have control over, the business of such competitor which directly competes with any of the businesses of the Partnership.

     (b) During the Employment Period and for three years thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Partnership or any Subsidiary to leave the employ of the Partnership or such Subsidiary, or in any way interfere with the relationship between the Partnership or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Partnership or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Partnership or any Subsidiary to cease doing business with the Partnership or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Partnership or any Subsidiary.

     (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Partnership, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

     8. Executive Representations. Executive hereby represents and warrants to the Partnership that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Partnership, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     9. Survival. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     10. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:


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     Notices to Executive:
     ---------------------

             Ricardo Puente
             2901 South Bayshore Drive, Apt. 10D
             Coconut Grove, Florida  33133

             with a copy to:

             Ricardo Puente
             c/o TransWestern Publishing Company, L.P.
             8344 Clairemont Mesa Boulevard
             San Diego, California  92111

             with a copy to:

             Kirkland & Ellis
             200 East Randolph Drive
             Chicago, Illinois  60601
             Attention:    John A. Weissenbach



     Notices to the Partnership:
     ---------------------------

             TransWestern Publishing Company, L.P.
             c/o Thomas H. Lee Company
             75 State Street
             Boston, MA  02109
             Attention:    Scott A. Schoen
                           C. Hunter Boll

             with a copy to:

             Latham & Watkins
             701 B Street, Suite 2100
             San Diego, CA  92101
             Attention:  Scott N. Wolfe, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

     11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other



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provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including without limitation the Employment Agreement, dated as of May 13, 1993, between Executive and the Partnership.

     13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Partnership and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Partnership.

     15. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     16. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Partnership and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                            *    *    *    *    *



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   TRANSWESTERN PUBLISHING COMPANY, L.P.
                                   By  TransWestern Communications Company, Inc.
                                   Its   General Partner


                                   By  /s/ Laurence H. Bloch
                                      ------------------------------------------
                                   Its Vice President




                                            /s/ Ricardo Puente
                                   ---------------------------------------------
                                            Ricardo Puente